Exhibit 5.01

300 North LaSalle
Chicago, Illinois 60654

(312) 862-2000 www.kirkland.com	Facsimile: (312) 862-2200

December 21, 2010

NRG Energy, Inc.
     and the Guarantors set forth on Exhibits A, B, C and D

211 Carnegie Center
Princeton, New Jersey 08540

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special legal counsel to NRG Energy, Inc., a Delaware corporation (the “Issuer”), the Delaware entities set forth on Exhibit A hereto (the “Delaware Guarantors”), the California entity set forth on Exhibit B hereto (the “California Guarantor”), the Texas entities set forth on Exhibit C hereto (the “Texas Guarantors”) and the Minnesota entity set forth on Exhibit D hereto (the “Minnesota Guarantor,” and together with the Delaware Guarantors, the California Guarantor and the Texas Guarantors, the “Guarantors”). The Guarantors and the Issuer are collectively referred to herein as the “Registrants.”  This opinion letter is being delivered in connection with the proposed registration of $1,100,000,000 in aggregate principal amount of the Issuer’s 8.25% Senior Notes due 2020, Series B (the “Exchange Notes”) pursuant to a Registration Statement on Form S-4 (as supplemented or amended, the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on December 21, 2010, under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement is being filed in accordance with a Registration Rights Agreement entered into by the Issuer, the Guarantors and certain initial purchasers on August 20, 2010, and the Exchange Notes are being offered in exchange for $1,100,000,000 8.25% Senior Notes due 2020 issued by the Issuer on August 20, 2010 (the “Old Notes”) through a private placement exempt from the registration requirements of the Securities Act.

The obligations of the Issuer under the Exchange Notes will be guaranteed by the Guarantors (the “Guarantees”).  The Exchange Notes are to be issued pursuant to the Indenture (the “Base Indenture”), dated as of February 2, 2006, among the Issuer and Law Debenture Trust Company of New York, as trustee (the “Trustee”), as supplemented by the Thirty-Sixth Supplemental Indenture, dated as of August 20, 2010, among the Issuer, the Guarantors, certain other guarantors named therein and the Trustee (the “Thirty-Sixth Supplemental Indenture”), the Thirty-Seventh Supplemental Indenture, dated as of December 15, 2010, among the Issuer, the

Hong Kong    London    Los Angeles   Munich    New York    Palo Alto   San Francisco    Shanghai    Washington, D.C.

Guarantors, certain other guarantors named therein and the Trustee (the “Thirty-Seventh Supplemental Indenture”), the Thirty-Eighth Supplemental Indenture, dated as of December 15, 2010, among the Issuer, the Guarantors, certain other guarantors named therein and the Trustee (the “Thirty-Eighth Supplemental Indenture”), the Thirty-Ninth Supplemental Indenture, dated as of December 15, 2010, among the Issuer, the Guarantors, certain other guarantors named therein and the Trustee (the “Thirty-Ninth Supplemental Indenture”), the Fortieth Supplemental Indenture, dated as of December 15, 2010, among the Issuer, the Guarantors, certain other guarantors named therein and the Trustee (the “Fortieth Supplemental Indenture”), and the Forty-First Supplemental Indenture, dated as of December 15, 2010, among the Issuer, the Guarantors, certain other guarantors named therein and the Trustee (the “Forty-First Supplemental Indenture” and together with the Thirty-Sixth Supplemental Indenture, the Thirty-Seventh Supplemental Indenture, the Thirty-Eighth Supplemental Indenture, the Thirty-Ninth Supplemental Indenture, the Fortieth Supplemental Indenture and the Base Indenture, the “Indenture”).

In connection with issuing this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) resolutions of the Registrants with respect to the issuance of the Exchange Notes and the Guarantees, (ii) organizational documents of the Registrants, (iii) the Indenture and (iv) the Registration Statement.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Registrants and others.

Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) or (iii) other commonly recognized statutory and judicial constraints on enforceability including statutes of limitations. In addition, we do not express any opinion as to the enforceability of any rights to contribution or indemnification which may be violative of public policy underlying any law, rule or regulation (including federal or state securities laws, rules or regulations) or the enforceability of Section 10.02 of the Thirty-Sixth Supplemental Indenture (the so-called “fraudulent conveyance or fraudulent transfer savings clause”) (and any similar provision in any other document or agreement) to the extent such provisions purport to limit the amount of the

2

obligations of any party or the right to contribution of any other party with respect to such obligations.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that when (i) the Registration Statement becomes effective, (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (iii) the Exchange Notes and the Guarantees have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to holders of the Old Notes in exchange for the Old Notes and the guarantees related thereto, the Exchange Notes will be validly issued and binding obligations of the Issuers and the Guarantees will be validly issued and binding obligations of the Guarantors.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Our advice on every legal issue addressed in this letter is based exclusively on the law of the States of California, Delaware and New York or the federal law of the United States. The manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. For purposes of our opinion that the Exchange Notes will be binding obligations of the Issuer and the Guarantees will be binding obligations of the Guarantors, we have, without conducting any research or investigation with respect thereto, relied on the opinions of (i) Vinson & Elkins LLP, with respect to the Texas Guarantors and (ii) Leonard, Street and Deinard, with respect to the Minnesota Guarantor for certain other matters under the laws of their respective states of organization. We have made no investigation of, and do not express or imply an opinion on, the laws of such states. This letter is not intended to guarantee the outcome of any legal dispute which may arise in the future. We are not qualified to practice law in the State of Delaware and our opinions herein regarding Delaware law are limited solely to our review of provisions of the General Corporation Law of the State of Delaware and the Limited Liability Company Act of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing) which we consider normally applicable to transactions of this type, without our having made any special investigation as to the applicability of another statute, law, rule or regulation. None of the opinions or other advice contained in this letter considers or covers any foreign or state securities (or “blue sky”) laws or regulations.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof and we assume no obligation to revise or supplement this opinion.

3

We have also assumed that the execution and delivery of the Indenture and the Exchange Notes and the performance by the Issuer and the Guarantors of their obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which any Registrant is bound, except those agreements and instruments that have been identified by the Issuers and the Guarantors as being material to them and that have been filed as exhibits to the Registration Statement.

This opinion is furnished to you in connection with the filing of the Registration Statement and in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Very truly yours,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP

4

Exhibit A

Delaware Entities

Arthur Kill Power LLC

Astoria Gas Turbine Power LLC

Berrians I Gas Turbine Power LLC

Big Cajun II Unit 4 LLC

Cabrillo Power I LLC

Cabrillo Power II LLC

Carbon Management Solutions LLC

Clean Edge Energy LLC

Conemaugh Power LLC

Connecticut Jet Power LLC

Cottonwood Development LLC

Cottonwood Generating Partners I LLC

Cottonwood Generating Partners II LLC

Cottonwood Generating Partners III LLC

Cottonwood Energy Company L.P.

Cottonwood Technology Partners LP

Devon Power LLC

Dunkirk Power LLC

El Segundo Power, LLC

El Segundo Power II, LLC

GCP Funding Company, LLC

Green Mountain Energy Company

Huntley IGCC LLC

Huntley Power LLC

Indian River IGCC LLC

Indian River Operations Inc.

Indian River Power LLC

James River Power LLC

Keystone Power LLC

Louisiana Generating LLC

Middletown Power LLC

Montville IGCC LLC

Montville Power LLC

NEO Freehold-Gen LLC

NEO Power Services Inc.

New Genco GP, LLC

Norwalk Power LLC

NRG Affiliate Services Inc.

NRG Artesian Energy LLC

NRG Arthur Kill Operations Inc.

NRG Astoria Gas Turbine Operations Inc.

NRG Bayou Cove LLC

NRG Cabrillo Power Operations Inc.

NRG California Peaker Operations LLC

NRG Cedar Bayou Development Company, LLC

NRG Connecticut Affiliate Services Inc.

NRG Construction LLC

NRG Devon Operations Inc.

NRG Dunkirk Operations Inc.

NRG El Segundo Operations Inc.

NRG Energy Services LLC

NRG Generation Holdings Inc.

NRG Huntley Operations Inc.

NRG International LLC

NRG MidAtlantic Affiliate Services Inc.

NRG Middletown Operations Inc.

NRG Montville Operations Inc.

NRG New Jersey Energy Sales LLC

NRG New Roads Holdings LLC

NRG North Central Operations Inc.

NRG Northeast Affiliate Services Inc.

NRG Norwalk Harbor Operations Inc.

NRG Operating Services, Inc.

NRG Oswego Harbor Power Operations Inc.

NRG Power Marketing LLC

NRG Retail LLC

NRG Saguaro Operations Inc.

NRG South Central Affiliate Services Inc.

NRG South Central Generating LLC

NRG South Central Operations Inc.

NRG Texas C&I Supply LLC

NRG Texas Holding Inc.

NRG Texas LLC

NRG Texas Power LLC

NRG West Coast LLC

NRG Western Affiliate Services Inc.

Oswego Harbor Power LLC

Pennywise Power LLC

RE Retail Receivable LLC

Reliant Energy Power Supply LLC

Reliant Energy Retail Holdings LLC

Reliant Energy Retail Services LLC

Reliant Energy Texas Retail LLC

RERH Holdings LLC

Saguaro Power LLC

Somerset Operations Inc.

Somerset Power LLC

Texas Genco Financing Corp.

Texas Genco LP, LLC

Texas Genco Operating Services LLC

Vienna Operations Inc.

Vienna Power LLC

WCP (Generation Holdings) LLC

West Coast Power LLC

Exhibit B

California Entity

Eastern Sierra Energy Company

Exhibit C

Texas Entities

Elbow Creek Wind Project LLC

Langford Wind Power, LLC

NRG South Texas LP

Texas Genco GP, LLC

Texas Genco Holdings, Inc.

Texas Genco Services, LP

Exhibit D

Minnesota Entity

NEO Corporation